EXHIBIT 5.1

March 3, 2009

Applied Materials, Inc.

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, California 95052-8039

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Applied Materials Profit Sharing Scheme (the “Scheme”), of up to 200,000 shares of common stock, $0.01 par value (“Common Stock”), of Applied Materials, Inc., a Delaware corporation (the “Company”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the 200,000 shares of Common Stock to be issued by the Company pursuant to the Scheme after the filing of this Registration Statement on Form S-8 (the “Registration Statement”) are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Scheme, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation